Exhibit 3.09(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:45 AM 12/31/2013
FILED 09:45 AM 12/31/2013
SRV 131491931 - 5457991 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

TO A LIMITED LIABILITY COMPANY

The undersigned, for the purpose of converting Energy Systems Company, a Nebraska corporation, to a Delaware limited liability company, pursuant to Section 18-214 of the Delaware Limited Liability Company Act, hereby states as follows:

1)                                     Energy Systems Company was originally formed as a corporation in the State of Nebraska on December 20, 1985.

2)                                     The name of the Delaware limited liability company formed immediately prior to filing this Certificate of Conversion is NRG Energy Center Omaha LLC.

3)                                     Energy Systems Company, a Nebraska corporation, shall be converted to a Delaware limited liability company known as NRG Energy Center Omaha LLC.

4)                                     The conversion has been approved pursuant to Section 21-20,195 of the Nebraska Business Corporation Act, as required by Section 18-214(h) of the Delaware Limited Liability Company Act.

5)                                     The conversion shall be effective as of January 1, 2014.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to a Limited Liability Company as of December 31, 2013.

ENERGY SYSTEMS COMPANY

By:	/s/ Gerald F. Pittman, Gerald F. Pittman
	Its	Vice President

[Signature Page to Certificate of Conversion]